Exhibit 21

SUBSIDIARIES OF CMGI, INC.

Name	Jurisdiction of Organization
CMG Securities Corporation	Massachusetts
CMG @ Ventures, Inc.	Delaware
CMG @ Ventures Capital Corp.	Delaware
CMG @ Ventures Securities Corp.	Delaware
CMG @ Ventures II LLC	Delaware
CMG @ Ventures III, LLC	Delaware
CMGI @ Ventures IV, LLC	Delaware
CMG @ Ventures Expansion, LLC	Delaware
@Ventures V, LLC	Delaware
Modus Media, Inc.	Delaware
ModusLink Corporation	Delaware
SalesLink LLC	Delaware
Sol Holdings, Inc.	Delaware
Sol Services Corporation, S.A. de C.V.	Mexico
SalesLink Mexico Holding Corp.	Delaware
SalesLink de Mexico S. de R.L. de C.V.	Mexico
SalesLink Servicios, S. de R.L. de C.V.	Mexico
ModusLink Mexico S.A. de C.V. (ModusLink Corporation owns 49,999 shares and Modus Media International Documentation Services (Ireland) Limited owns 1 share.)	Mexico
ModusLink France S.A.S.	France
ModusLink Angers S.A.S.	France
ModusLink Hungary Packaging Limited Liability Company	Hungary
SalesLink Hungary Kft. (ModusLink Corporation owns 96.7% and Modus Media International Ireland (Holdings) holds 3.3%	Hungary
Modus Media International (Ireland) Limited	Delaware
Modus Media International Ireland (Holdings)	Ireland
Modus Media International Dublin	Ireland
ModusLink Kildare	Ireland
ModusLink Services Europe	Ireland
Modus Media International Financial Services Ltd.	Ireland
Lieboch Limited	Ireland
Logistix Holdings Europe Limited	Ireland
SalesLink Solutions International Ireland Limited	Ireland
Modus Media International Documentation Services (Ireland) Ltd.	Delaware
ModusLink B.V.	Netherlands
ModusLink Limited	UK
ModusLink Leinster Unlimited	British Virgin Islands
ModusLink Czech Republic s.r.o.	Czech Republic
ModusLink Pte. Ltd.	Singapore
ModusLink (Hong Kong) Pte. Ltd.	Hong Kong
ModusLink (M) Sdn. Bhd.	Malaysia
ModusLink Software (Shenzhen) Co. Ltd.	China
ModusLink (SongJiang) Co. Ltd.	China
ModusLink (Shanghai) Co. Ltd.	China
ModusLink Electronic Technology (Shenzhen) Co. Ltd.	China
ModusLink (Pudong) Co., Ltd.	China
ModusLink (Kunshan) Co. Ltd.	China
ModusLink (China) Co. Ltd.	China
Moduslink Australia Pty. Ltd.	Australia
ModusLink Korea LLC	Korea
ModusLink India Pte. Ltd.	India
ModusLink Japan KK	Japan
ModusLink Solution Services Pte. Ltd.	Singapore
SalesLink International (Singapore) Pte. Ltd.	Singapore
SalesLink International (Malaysia) Sdn. Bhd.	Malaysia